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                                                                    EXHIBIT 23.3

           JAAKO POYRY
-----------------------                                 JP MANAGEMENT CONSULTING
JAAKKO POYRY CONSULTING                                 580 White Plains Road
                                                        Tarrytown, NY 10591-5183
                                                        USA
                                                        Tel.     +1 914 332 4000
                                                        Fax      +1 914 332 4411

Dear Sirs,

We hereby irrevocably consent to the use of our firm's name, and the references to the report, data and information supplied by us, in the registration statement on Form F-4 of MDP Acquisitions plc (the "ISSUER") and any amendments thereto, filled with the Securities and Exchange Commission for the registration of the Issuer's $205,000,000 9 5/8% Senior Notes due 2012 (and the guarantees thereof).

Sincerely yours,

JP MANAGEMENT CONSULTING (NORTH AMERICA), INC.

By: /s/ David Null
    ----------------------
    Name:  David Null
    Title: Principal